EXHIBIT 23.3


                        Independent Accountants' Consent





The Board of Directors
Physician Computer Network, Inc.



We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy and prospectus.


                                   KPMG Peat Marwick LLP


Short Hills, New Jersey
August 8, 1996